Exhibit 99.1

FOR IMMEDIATE RELEASE

December 20, 2021

WEBSTER, STERLING ANNOUNCE RECEIPT OF
ALL REQUIRED REGULATORY APPROVALS FOR MERGER

WATERBURY, CT and PEARL RIVER, NY – Webster Financial Corporation (NYSE: WBS) (“Webster”) and Sterling Bancorp (NYSE: STL) (“Sterling”) jointly announced today that Webster has received regulatory approval from the Board of Governors of the Federal Reserve System to complete the previously announced merger between the two companies. As previously announced, the Office of the Comptroller of the Currency has also approved the merger of the respective bank subsidiaries of Webster and Sterling, Webster Bank, National Association and Sterling National Bank. All required regulatory approvals to complete the merger have now been received.

The closing of the merger is expected to occur on or around February 1, 2022, subject to the satisfaction or waiver of the remaining customary closing conditions set forth in the merger agreement. Upon closing, the combined company will have approximately $65.5 billion in assets, $42 billion in loans, and $54 billion in deposit balances based on balances as of September 30, 2021, and will operate more than 200 financial centers in the Northeast region.

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About Webster Financial Corporation

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $35.4 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 130 banking centers and 254 ATMs. Webster also provides mobile and online banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

About Sterling Bancorp

Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. With $30.0 billion in assets, Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services through 72 financial centers and 71 ATMs. Sterling also provides mobile and online banking. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

Media Contact:
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact:
Kristen Manginelli, 203-578-2307
kmanginelli@websterbank.com

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Webster and Sterling, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Webster and Sterling; the outcome of any legal proceedings that may be instituted against Webster or Sterling; delays in completing the transaction; the failure to satisfy any of the conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Webster and Sterling do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Webster and Sterling successfully; the dilution caused by Webster’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Webster and Sterling. Additional factors that could cause results to differ materially from those described above can be found in Webster’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available on Webster’s investor relations website, https://webster.gcs-web.com/, under the heading “Financials” and in other documents Webster files with the SEC, and in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available on Sterling’s website, https://sterlingbancorp.com/, under the heading “Financial Information” and in other documents Sterling files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Webster nor Sterling assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.